Exhibit 4.14

                                                                 EXECUTION COPY

                  SELLER MORTGAGES TRUST ASSIGNMENT AGREEMENT

                                17 OCTOBER 2006

                      PERMANENT MORTGAGES TRUSTEE LIMITED
                             as Mortgages Trustee

                       PERMANENT FUNDING (NO. 1) LIMITED
                                 as Funding 1

                       PERMANENT FUNDING (NO. 2) LIMITED
                                 as Funding 2

                                      and

                                  HALIFAX PLC
                                   as Seller

                                 ALLEN & OVERY
                               ALLEN & OVERY LLP

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                                   CONTENTS

CLAUSE                                                                     PAGE

1.     Definitions and Interpretations........................................1
2.     Sale and assignment of Beneficial Rights...............................2
3.     Further Assurance......................................................2
4.     No Partnership or Agency...............................................2
5.     Assignment.............................................................2
6.     Amendments and Waiver..................................................3
7.     Notices................................................................3
8.     Contracts (Rights Of Third Parties) Act 1999...........................4
9.     Execution in Counterparts; Severability................................4
10.    Governing Law..........................................................4
11.    Process Agent..........................................................5

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THIS SELLER MORTGAGES TRUST ASSIGNMENT AGREEMENT (this AGREEMENT) is made as a deed on 17 October 2006

BETWEEN:

(1) PERMANENT FUNDING (NO. 1) LIMITED (registered number 4267660), a private limited company incorporated under the laws of England and Wales whose registered office is at 35 Great St. Helen's, London EC3A 6AP (as FUNDING 1);

(2) PERMANENT FUNDING (NO. 2) LIMITED (registered number 04441772), a private limited company incorporated under the laws of England and Wales whose registered office is at 35 Great St. Helen's, London EC3A 6AP (as FUNDING 2);

(3) PERMANENT MORTGAGES TRUSTEE LIMITED (registered number 83116), a private limited company incorporated under the laws of Jersey whose registered office is at 47 Esplanade, St Helier, Jersey JE1 0BD, Channel Islands (in its capacity as MORTGAGES TRUSTEE); and

(4) HALIFAX PLC (registered number 2367076), a public limited company incorporated under the laws of England and Wales whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG (in its capacity as SELLER).

WHEREAS:

(A) On or about 13 June 2002 the Mortgages Trustee executed the Mortgages Trust Deed whereby it undertook to hold the Trust Property upon trust for Funding 1 and the Seller absolutely in accordance with and subject to the terms of the Mortgages Trust Deed.

(B) The Seller has agreed to assign to Funding 2 and Funding 2 has agreed to acquire from the Seller a portion of the Seller's beneficial interest in the Mortgages Trust on the terms and conditions set out in this Agreement. It is intended that by virtue of the execution of this Agreement and the execution of the Mortgages Trust Deed (as amended and restated on the date of this Agreement), Funding 2 will become a Beneficiary of the Mortgages Trust.

NOW IT IS HEREBY AGREED as follows:

1.     DEFINITIONS AND INTERPRETATIONS

1.1    DEFINITIONS

       The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Agreement and dated 17 October 2006 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Agreement) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) is expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto, and this Agreement shall be construed in accordance with the interpretation provisions set out in CLAUSE 2 of the Master Definitions and Construction Schedule.

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2.     SALE AND ASSIGNMENT OF BENEFICIAL RIGHTS

2.1    ASSIGNMENT

       In consideration of the payment by Funding 2 to the Seller of the purchase price of [POUND]100 (the receipt of which is hereby acknowledged), the Seller hereby sells and assigns (with full title guarantee, free from any Security Interest) to Funding 2 such of its beneficial interest under the Mortgages Trust Deed as is equal to [POUND]100 of that portion of the Trust Property that, as at the date of this Agreement, has been allocated to the Seller Share of the Trust Property in accordance with the provisions relating to the allocation of Trust Property set out in the Mortgages Trust Deed.

2.2    NOTIFICATION

       The Seller hereby intimates and gives notice to the Mortgages Trustee of the sale and assignment made pursuant to CLAUSE 2.1 and the Mortgages Trustee by its execution of this Agreement immediately subsequent to the execution hereof by the Seller consents to such assignment and acknowledges such intimation and notification thereof and confirms that as at the date of this Agreement it has received no notification of any other dealing with the Seller Share of the Trust Property or any part thereof except in accordance with the terms of the Transaction Documents.

2.3    EFFECT OF ASSIGNMENT

       The parties hereto acknowledge that following the sale and assignment effected pursuant to CLAUSE 2.1 the Mortgages Trustee, the Seller, Funding 1 and Funding 2 will enter into an amended and restated Mortgages Trust Deed.

2.4    CONSENT AND WAIVER

       The parties hereto acknowledge the terms of CLAUSE 17.3 (Seller shall not assign) of the Mortgages Trust Deed and Funding 1 hereby, without condition, consents to the sale and assignment of a portion of the Seller's beneficial interest in the Mortgages Trust pursuant to the terms of this Agreement and waives any breach of CLAUSE 17.3 (Seller shall not assign) of the Mortgages Trust Deed that would occur by reason of such sale and assignment.

3.     FURTHER ASSURANCE

       The parties agree that they will co-operate fully to do all such further acts and things and execute or sign any further documents, instruments, notices or consents as may be reasonable and necessary or desirable to give full effect to the arrangements contemplated by this Agreement.

4.     NO PARTNERSHIP OR AGENCY

       Nothing in this Agreement shall be taken to constitute or create a partnership between any of the parties to this Agreement or to make or appoint each party the agent of the other parties.

5.     ASSIGNMENT

5.1    ASSIGNMENT

       No party hereto shall be entitled to assign all or any part of its rights or obligations hereunder to any other party without the prior written consent of each of the other parties hereto (which consent shall not, if requested, be unreasonably withheld) save that Funding 2 shall be entitled to assign by way of security all or any of its rights under this Agreement without such consent to the Funding 2 Security Trustee pursuant to the Funding 2 Deed of Charge and the Funding 2 Security Trustee may at its sole

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       discretion assign all or any of its rights under or in respect of this
       Agreement without such consent to any successor security trustee under the Funding 2 Deed of Charge and may assign all of any part of the Funding 2 Security upon an enforcement of the Funding 2 Security in accordance with the Funding 2 Deed of Charge.

5.2    ACKNOWLEDGEMENT OF SECURITY ASSIGNMENT

       The parties hereto acknowledge that Funding 2 will assign its rights under this Agreement to the Funding 2 Security Trustee pursuant to the Funding 2 Deed of Charge and acknowledges that pursuant to the terms of the Funding 2 Deed of Charge, Funding 2, inter alia, authorises the Funding 2 Security Trustee, following the Funding 2 Security becoming enforceable, to exercise, or refrain from exercising, all of Funding 2's rights, powers, authorities, discretions and remedies under or in respect of the Transaction Documents to which Funding 2 is a party, including this Agreement, in such manner as in the Funding 2 Security Trustee's absolute discretion it shall think fit.

6.     AMENDMENTS AND WAIVER

6.1    ENTIRE AGREEMENT

       This Agreement sets out the entire agreement and understanding between the parties with respect to the subject matter of this Agreement superseding all prior oral or written understandings other than the other Transaction Documents.

6.2    AMENDMENTS AND WAIVER

       No amendment or waiver of any provision of this Agreement nor consent to any departure by any of the parties therefrom shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto. In the case of a waiver or consent, such waiver or consent shall be effective only in the specific instance and as against the party or parties giving it for the specific purpose for which it is given.

6.3    RIGHTS CUMULATIVE

       The respective rights of each of the parties to this Agreement are cumulative and may be exercised as often as they consider appropriate. No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies in this Agreement are cumulative and not exclusive of any remedies provided by law.

7.     NOTICES

       Any notices to be given pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 5.00 p.m. on a London Business Day or on the next London Business Day if delivered thereafter or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

       (a) in the case of the Mortgages Trustee: to Permanent Mortgages Trustee Limited, 47 Esplanade, St. Helier, Jersey JE1 0BD (facsimile number +44 (0) 1534 726391) for the attention of the Secretary with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

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       (b)    in the case of the Seller: to Halifax plc (LP/3/3/SEC), Trinity
              Road, Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0) 113 235 7511) for the attention Mortgage Securitisation Manager with a copy to HBOS Treasury Services PLC, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

       (c) in the case of Funding 1: to Permanent Funding (No. 1) Limited, 35 Great St. Helen's, London EC3A 6AP (facsimile number +44 (0)20 7398 6325) for the attention of the Secretary with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds; and

       (d) in the case of Funding 2: to Permanent Funding (No. 2) Limited, 35 Great St. Helen's, London EC3A 6AP (facsimile number +44 (0)20 73986325) for the attention of the Secretary with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds,

       or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this CLAUSE 7. All notices served under this Agreement shall be simultaneously copied to the Funding 1 Security Trustee and the Funding 2 Security Trustee by the person serving the same.

8.     CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

       A person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

9.     EXECUTION IN COUNTERPARTS; SEVERABILITY

9.1    COUNTERPARTS

       This Agreement may be executed in any number of counterparts (manually or by facsimile) and by different parties hereto in separate counterparts, when so executed, shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Without prejudice to the foregoing generality, this Agreement shall be fully effective and binding on the Seller upon at least one copy of this Agreement having been executed and delivered by the Seller notwithstanding that this Agreement has not then been executed and delivered by any other party hereto or that such other party has executed or executes or has delivered or delivers a counterpart of this Agreement.

9.2    SEVERABILITY

       Where any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations under this Agreement, or of such provision or obligation in any other jurisdiction, shall not be affected or impaired thereby.

10.    GOVERNING LAW

10.1   This Agreement is governed by the laws of England.

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10.2   Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding.

11.    PROCESS AGENT

       The Mortgages Trustee irrevocably and unconditionally appoints Structured Finance Management Limited of 35 Great St. Helen's, London EC3A 6AP for the time being as its agent for service of process in England in respect of any proceedings in respect of this Agreement and undertakes that in the event of Structured Finance Management Limited ceasing so to act it will appoint another person with a registered office in London as its agent for service of process.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed as a deed the day and year first before written.

FUNDING 1

EXECUTED as a DEED by                           )  /s/ Claudia Wallace
PERMANENT FUNDING (NO. 1)                       )
LIMITED acting by its attorney                  )
in the presence of                              )

Witness's signature:                               /s/ Samantha Riley

Name:

Address:

MORTGAGES TRUSTEE

EXECUTED as a DEED on behalf of                 )  /s/ Claudia Wallace
PERMANENT MORTGAGES                             )
TRUSTEE LIMITED,                                )
a company incorporated in Jersey,               )
Channel Islands, by                             )
being a person who,                             )
in accordance with the laws of that             )
territory is acting under the authority of      )
the company in the presence of:                 )

Witness's signature:                               /s/ Samantha Riley

Name:

Address:

SELLER

EXECUTED as a DEED by                           )

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HALIFAX PLC                                     )  /s/ Ian Stewart
acting by its attorney                          )  /s/ Amarpal akk
in the presence of                              )

Witness's signature:                               /s/ Samantha Riley

Name:

Address:

FUNDING 2

EXECUTED as a DEED by                           )  /s/ Claudia Wallace
PERMANENT FUNDING (NO. 2)                       )
LIMITED acting by its attorney                  )
in the presence of                              )

Witness's signature:                               /s/ Samantha Riley

Name:

Address:

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